Exhibit 10.1

U T A H   D E P A R T M E N T   O F   H E A L T H

Box 3104

288 North 1460 West, Salt Lake City, Utah 84114-3104

C O N T R A C T   A M E N D M E N T

H9920205-13 Department Log Number	006146 State Contract Number

Amendment Number 13

1.	CONTRACT NAME:

The name of this Contract is HMO – AFC/Molina.

2.	CONTRACTING PARTIES:

This Contract Amendment is between the Utah Department of Health (DEPARTMENT), and Molina Healthcare of Utah (CONTRACTOR).

3.	PURPOSE OF CONTRACT AMENDMENT:

To extend the termination date of the Contract for six months; increase the Contract Amount by $60,000,000.00; and modify Attachment F-4 by replacing Provisions C (CHEC Screening Incentive Clause) and D (Immunization Incentive Clause).

4.	CHANGES TO CONTRACT:

A.	Effective July 1, 2005, on page 1, paragraph 3, CONTRACT PERIOD, is changed to read as follows:

“The service period of this Contract will be July 1, 1999 through December 31, 2005, unless terminated or extended by agreement in accordance with the terms and conditions of this Contract.

B.	Effective July 1, 2005, on page 1, paragraph 4, CONTRACT AMOUNT, is changed to read as follows:

“The CONTRACTOR will be paid up to a maximum of $400,000,000.00 in accordance with the provisions in this Contract. This Contract is funded with 71.11% Federal funds and with 28.89% State funds. The CFDA # is 93.778 and relates to the federal funds provided.”

C.	Effective July 1, 2004, on page 2 of Attachment F-4, Payment Methodology, Section C. “CHEC Screening Incentive Clause” is replaced with the following:

“C.	CHEC SCREENING INCENTIVE CLAUSE

1.	CHEC Screening Goal

The CONTRACTOR will ensure that Medicaid children have access to appropriate well-child visits. The CONTRACTOR will follow the Utah EPSDT (CHEC) guidelines for the periodicity schedule for well-child protocol. The federal agency, Centers for Medicare and Medicaid Services (CMS), mandates that all states have 80% of all children screened. The DEPARTMENT and the CONTRACTOR will work toward that goal.

2.	Calculation of CHEC Incentive Payment

The DEPARTMENT will calculate the CONTRACTOR’s annual participation rate based on information supplied by the CONTRACTOR under the CMS-416 EPSDT (CHEC) reporting requirements. Based on the CMS-416 data, the CONTRACTOR’s well-child participation rate was 67% for Federal Fiscal Year (FFY) 2003 (October 1, 2002 through September 30, 2003). The incentive payment for the Contract year ending June 30, 2005 will be based on the CONTRACTOR’s FFY 2004 (October 1, 2003 through September 30, 2004) CMS-416 participation rate. The DEPARTMENT will pay the CONTRACTOR $10,000 if a rate of 80% or higher is attained during FFY 2004.

The participation rate will be calculated no later than June 1, 2005; the CONTRACTOR will be notified of the incentive payment, if applicable, no later than June 30, 2005.

3.	CONTRACTOR’s Use of Incentive Payment

The CONTRACTOR agrees to use this incentive payment to reward the CONTRACTOR’s employees responsible for improving the EPSDT (CHEC) participation rate.”

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D.	Effective July 1, 2004, on page 3 of Attachment F-4, Payment Methodology, Section D. “Immunization Incentive Clause” is replaced with the following:

D.	IMMUNIZATION INCENTIVE CLAUSE

The CONTRACTOR will ensure that Enrollees have access to recommended immunizations. The CONTRACTOR will follow the Advisory Committee on Immunization Practices’ recommendations for immunizations for children.

1.	Immunizations for two-year-olds

The National Immunization Survey reported that in 2003 Utah had a statewide immunization level of 78.8% for two-year-olds. The CONTRACTOR’s 2002 HEDIS rate was 57% for the Combination 1 immunization measure for two-year olds. Based on the CONTRACTOR’s 2003 HEDIS result for the Combination 1 immunization measure, the DEPARTMENT will pay the CONTRACTOR $300 for each full percentage point above 57%.

The CONTRACTOR agrees to use this incentive payment to reward the CONTRACTOR’s employees responsible for improving the HEDIS immunization rate for two-year olds.

2.	Immunizations for adolescents

The DEPARTMENT realizes it is important that adolescents are vaccinated according to schedule as recommended by the Advisory Committee on Immunization Practices and other professional groups. The CONTRACTOR’s 2002 HEDIS rate was 7.8% for the Combination 1 immunization measure for adolescents. Based on the CONTRACTOR’s 2003 HEDIS measure for adolescent immunizations, the DEPARTMENT will pay the CONTRACTOR $300 for each full percentage point above 7.8% up to 57.8%.

The CONTRACTOR agrees to use this incentive payment to reward the CONTRACTOR’s employees responsible for improving the HEDIS immunization rate for adolescents.

3.	Immunizations for adults

The DEPARTMENT will provide an incentive to the CONTRACTOR using an influenza measure developed by the DEPARTMENT and the Office of Health Care Statistics. The measurement is the percentage of Enrollees age 50 and older who receive an influenza immunization during the previous year’s flu season (September 1 of the previous year through May 31 of the measurement year). The baseline year is September 1, 2002 through August 31, 2003. Based on the CONTRACTOR’s percentage for the flu season ending in 2004, the DEPARTMENT will pay the CONTRACTOR $300 for each full percentage point above the CONTRACTOR’s percentage in the baseline year up to 50 percentage points above the baseline year.

The CONTRACTOR agrees to use this incentive payment to reward the CONTRACTOR’s employees responsible for improving the influenza immunization rate for adults.

E.	All other provisions of the Agreement remain unchanged.

5.	EFFECTIVE DATE OF AMENDMENT: This amendment is effective July 1, 2005 for Changes A and B, and July 1, 2004 for changes in the provisions under Change C and Change D.

6.	If the Contractor is not a local public procurement unit as defined by the Utah Procurement Code (UCA § 63-56-5), this Contract Amendment must be signed by a representative of the State Division of Finance and the State Division of Purchasing to bind the State and the Department to this Contract Amendment.

7.	This Contract, its attachments, and all documents incorporated by reference constitute the entire agreement between the parties and supercede all prior negotiations, representations, or agreements, either written or oral between the parties relating to the subject matter of this Contract.

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IN WITNESS WHEREOF, the parties sign this Contract Amendment.

CONTRACTOR:         Molina Healthcare of Utah

By:         /s/ Kirk Olsen

       Signature of Authorized Individual         Date

Print Name:         Kirk Olsen

Title:         Chief Executive Officer

        33-0617992

Federal Tax Identification Number or

    Social Security Number

UTAH DEPARTMENT OF HEALTH By: /s/ Shari Watkins Shari A. Watkins, C.P.A. Director Office of Fiscal Operations State Finance: State Purchasing:	Date Date Date

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